EXHIBIT 99.1

PRESS RELEASE

For Immediate Release
08-02
Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS FOURTH QUARTER AND ANNUAL RESULTS
Achieved Record Revenues and Backlog
Diluted EPS of $0.18 in 4Q07
Diluted Cash EPS of $0.23 in 4Q07
HOUSTON — February 21, 2007 — Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2007. On August 30, 2007, Quanta completed the acquisition of InfraSource Services, Inc. (InfraSource) through an all-stock merger. Therefore, these reported results of operations include the results of InfraSource from September 1, 2007 through December 31, 2007 and are compared to the pre-merger historical results of Quanta for prior fiscal periods.
     Revenues in the fourth quarter of 2007 were a record high of $879.0 million, compared to revenues of $585.2 million in the fourth quarter of 2006. For the fourth quarter of 2007, income from continuing operations was $33.5 million or $0.18 per diluted share as compared to a loss from continuing operations of $31.2 million or a loss of $0.27 per diluted share for the fourth quarter of 2006. For the fourth quarter of 2007, cash earnings per diluted share (a non-GAAP measure that represents diluted earnings per share before certain non-cash charges) were $0.23. See the attached table for a reconciliation of this non-GAAP measure to the most comparable GAAP measure and to see other non-GAAP measures and the related reconciliations for comparable periods. Fourth quarter of 2006 results include a non-cash goodwill impairment charge of $56.6 million, net of tax, or $0.46 per diluted share.
     “2007 was another good year for Quanta, finishing with a strong fourth quarter. Revenues, operating margins, and core business growth were all strong or improved over comparable periods. Customer spending remains robust and our ability to translate that spending to backlog continues,” said John Colson, chairman and chief executive officer of Quanta Services. “Now that the integration of InfraSource is substantially complete, we believe 2008 should continue our four-year trend of strong internal revenue growth and margin improvement. Our 12-month backlog of $2.355 billion at year-end represents an increase of $297 million or 14%, when compared to last year-end’s pro forma 12-month backlog including InfraSource. Since the end of the third quarter of 2007, our total backlog has increased approximately $880 million or 23% to a record level of $4.67 billion at year-end.”
     Revenues for the 12 months of 2007 were a record high of $2.66 billion, compared to $2.11 billion for the 12 months of 2006. For the twelve months of 2007, the company reported income from continuing operations of

$133.1 million, or earnings per diluted share of $0.87, compared to income from continuing operations of $16.2 million, or earnings per diluted share of $0.14 for the twelve months of 2006. Included in income from continuing operations for 2007 is $33.2 million of income, or a benefit of $0.20 per diluted share, from the release of income tax contingencies due to the expiration of various statutes of limitations related to federal and state tax returns as well as the settlement of a multi-year audit by the Internal Revenue Service in the first quarter of 2007. For the twelve months ended December 31, 2006, the $56.6 million non-cash goodwill impairment charge, which was recorded in the fourth quarter, impacted annual earnings per share by $0.44 per diluted share for the year.
     The non-GAAP measures in this press release and the attached table are provided to enable investors to evaluate quarterly and annual performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods.
OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
     Quanta expects revenues for the first quarter of 2008 to range from $810 million to $840 million, with diluted earnings per share of approximately $0.10 to $0.11. Revenues for the first quarter of 2007 were $569.0 million, which included approximately $55 million in emergency restoration revenues. The first quarter of 2007 was also favorably impacted by $15.3 million of income, or a benefit of $0.10 per diluted share, primarily due to the settlement of a multi-year audit by the Internal Revenue Service in the first quarter of 2007 resulting in $0.23 earnings per diluted share from continuing operations. The first quarter of 2007 does not include InfraSource results as the acquisition did not occur until the third quarter of 2007. Quanta expects cash earnings per diluted share (a non-GAAP measure that represents diluted earnings per share before amortization and non-cash compensation expenses, both net of tax) for the first quarter of 2008 to range from $0.15 to $0.16. Amortization and non-cash stock compensation expenses are forecasted to be approximately $15 million for the first quarter of 2008.
     Quanta Services has scheduled a conference call for February 21, 2008, at 9:30 a.m. Eastern time. To participate in the call, dial (303) 262-2005 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at www.quantaservices.com. To listen to the live call on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software.
     For those who cannot listen to the live web cast, an archive will be available shortly after the call on the company’s web site at www.quantaservices.com. A replay will be available through February 28, 2008, and may be accessed by calling (303) 590-3000 and using the pass code 11108953. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include engineering, designing, installing, repairing and maintaining network infrastructure nationwide. With operations in all 50 states and Canada, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and web cast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, statements relating to the business plans or financial condition of utilities and our other customers, and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, completion of Quanta’s year-end audit; quarterly variations in operating results; adverse changes in economic conditions and trends in relevant markets; the ability to effectively compete for market share; potential failure of the Energy Policy Act of 2005 to result in increased spending on the electrical power transmission infrastructure; unexpected costs or unexpected liabilities that may arise from the merger with InfraSource Services, Inc.; the potential adverse impact on Quanta’s business or its financial results as a result of the merger, including the inability to retain key personnel or the failure to realize expected synergies; estimates and assumptions in determining financial results; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful performance and completion of contracts; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the ability to generate internal growth; the ability to successfully identify, complete and integrate acquisitions, the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; potential exposure to environmental liabilities; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; beliefs and assumptions about the collectibles of receivables; the inability of customers to pay for services; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; the ability to attract skilled labor and retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; potential shortage of skilled employees; growth outpacing infrastructure; potential exposure to environmental liabilities; risks associated with operating in international markets; requirements relating to governmental regulation and changes thereto; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the adverse impact of goodwill impairments; the potential conversion of outstanding convertible subordinated notes; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2006, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Twelve Months Ended December 31, 2007 and 2006 (In thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues	$878,992	$585,229	$2,656,036	$2,109,632
Cost of services (including depreciation)	728,117	493,864	2,227,289	1,796,916

Gross profit	150,875	91,365	428,747	312,716
Selling, general & administrative expenses	84,715	48,490	240,508	181,478
Goodwill impairment	—	56,812	—	56,812
Amortization of intangible assets	12,427	91	18,759	363

Operating income	53,733	(14,028)	169,480	74,063
Interest expense	(5,254)	(5,408)	(21,515)	(26,822)
Interest income	4,636	3,612	19,977	13,924
Gain (loss) on early extinguishment of debt, net	(23)	—	(34)	1,598
Other income (expense), net	45	38	(546)	425

Income (loss) from continuing operations before income tax provision	53,137	(15,786)	167,362	63,188
Provision for income taxes	19,596	15,375	34,222	46,955

Income (loss) from continuing operations	33,541	(31,161)	133,140	16,233
Income from discontinued operation	46	703	2,837	1,250

Net income (loss)	$33,587	$(30,458)	$135,977	$17,483

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.20	$(0.27)	$0.98	$0.14
Income (loss) from discontinued operation	—	0.01	0.02	0.01

Net income (loss)	$0.20	$(0.26)	$1.00	$0.15

Weighted average basic shares outstanding	169,717	117,226	135,793	117,027

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.18	$(0.27)	$0.87	$0.14
Income from discontinued operation	—	0.01	0.02	0.01

Net income (loss)	$0.18	$(0.26)	$0.89	$0.15

Weighted average diluted shares outstanding	201,529	117,226	167,260	117,863

The calculation of earnings per share is provided in the following table.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings (Loss) Per Share For the Three and Twelve Months Ended December 31, 2007 and 2006 (In thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Income (loss) for basic earnings per share:
From continuing operations	$33,541	$(31,161)	$133,140	$16,233
From discontinued operations	46	703	2,837	1,250

Net income (loss)	$33,587	$(30,458)	$135,977	$17,483

Weighted average shares outstanding for basic earnings per share	169,717	117,226	135,793	117,027

Basic earnings (loss) per share:
From continuing operations	$0.20	$(0.27)	$0.98	$0.14
From discontinued operation	—	0.01	0.02	0.01

Net income (loss)	$0.20	$(0.26)	$1.00	$0.15

Income (loss) for diluted earnings per share:

Income (loss) from continuing operations	$33,541	$(31,161)	$133,140	$16,232
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of taxes	3,199	—	12,795	—

Income (loss) from continuing operations for diluted earnings per share	36,740	(31,161)	145,935	16,232
Income from discontinued operation	46	703	2,837	1,250

Net income (loss) for diluted earnings per share	$36,786	$(30,458)	$148,772	$7,482

Calculation of weighted average shares for diluted earnings (loss) per share:
Weighted average shares outstanding for basic earnings (loss) per share	169,717	117,226	135,793	117,027
Effect of dilutive stock options and restricted stock	1,161	—	816	836
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	30,651	—	30,651	—

Weighted average shares outstanding for diluted earnings (loss) per share	201,529	117,226	167,260	117,863

Diluted earnings (loss) per share:
From continuing operations	$0.18	$(0.27)	$0.87	$0.14
From discontinued operation	—	0.01	0.02	0.01

Net income (loss)	$0.18	$(0.26)	$0.89	$0.15

Quanta Services, Inc. and Subsidiaries Non-GAAP Financial Measures For the Three and Twelve Months Ended December 31, 2007 and 2006 (In thousands except per share information)

Reconciliation of GAAP Earnings per Diluted Share to
As Adjusted Cash Earnings per Diluted Share

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006		2007	2006
As reported income (loss) from continuing operations	$33,541	$(31,161)		$133,140	$16,233
Adjustments, net of tax:
Impact of tax contingency releases (a)	—	—		(33,224)	—
Goodwill impairment (b)	—	56,593		—	56,593

Adjusted income from continuing operations	33,541	25,432		99,916	72,826

Non-cash stock-based compensation, net of tax	2,000	866		5,712	3,683

Amortization of intangible assets, net of tax	7,580	55		11,443	221

Adjusted income from continuing operations for calculation of adjusted cash earnings per diluted share	$43,121	$26,353		$117,071	$76,730

From continuing operations:
As reported earnings (loss) per diluted shares	$0.18	$(0.27	)(c)	$0.87	$0.14

As adjusted earnings (loss) per diluted shares	$0.18	$0.19	(c)	$0.67	$0.58	(c)

As adjusted cash earnings (loss) per diluted shares	$0.23	$0.20	(c)	$0.78	$0.60	(c)

(a)	Reflects the elimination of tax benefits primarily associated with the expiration of various federal and state tax statutes of limitations during the third quarter of 2007 and the settlement of a multi-year audit by the Internal Revenue Service in the first quarter of 2007.

(b)	The non-cash goodwill impairment charge recorded in the fourth quarter of 2006 was associated with one of the company’s operating units that has historically served the cable TV industry. This charge is a result of the annual impairment evaluation of the company’s goodwill balances as required by SFAS No. 142, “Goodwill and Other Intangible Assets.”

(c)	In accordance with GAAP, as a result of applying the if-converted method for calculating diluted earnings per share, shares have been adjusted assuming conversion of Quanta’s convertible subordinated notes, and net income has been adjusted for an addback of related interest expense, net of tax.
The non-GAAP measures in this press release are provided to enable investors to evaluate quarterly and annual performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands)

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$407,081	$383,687
Accounts receivable, net	719,672	507,761
Costs and estimated earnings in excess of billings on uncompleted contracts	72,424	36,113
Inventories	25,920	28,768
Prepaid expenses and other current assets	79,665	34,300

Total current assets	1,304,762	990,629
PROPERTY AND EQUIPMENT, net	532,285	276,789
ACCOUNTS AND NOTES RECEIVABLE, net	7,914	7,815
OTHER ASSETS, net	35,078	31,981
OTHER INTANGIBLES, net	152,695	1,448
GOODWILL	1,355,098	330,495

Total assets	$3,387,832	$1,639,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$271,011	$34,845
Accounts payable and accrued expenses	420,815	270,897
Billings in excess of costs and estimated earnings on uncompleted contracts	65,603	28,714

Total current liabilities	757,429	334,456
CONVERTIBLE SUBORDINATED NOTES	143,750	413,750
DEFERRED INCOME TAXES AND OTHER NON- CURRENT LIABILITIES	301,510	161,868

Total liabilities	1,202,689	910,074
STOCKHOLDERS’ EQUITY	2,185,143	729,083

Total liabilities and stockholders’ equity	$3,387,832	$1,639,157

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